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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1994       1995       1996
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HISTORICAL EARNINGS PER SHARE
Net income.........................................................................  $      26  $   1,240  $      83
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Weighted average common shares outstanding.........................................      6,664      6,664      6,664
Net effect of dilutive common share equivalents (stock options) using the treasury
 stock method......................................................................         --        288      1,256
Adjustments to reflect requirements of the Securities and Exchange Commission
 (Effect of SAB 83)................................................................        567        567        567
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Adjusted shares outstanding........................................................      7,231      7,519      8,487
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Historical net income per common share.............................................  $    0.00  $    0.16  $    0.01
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PRO FORMA EARNINGS PER SHARE
Net income.........................................................................  $      83
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Weighted average common shares outstanding.........................................      6,664
Net effect of dilutive common share equivalents (stock options) using the treasury
 stock method......................................................................         54
Effect of assumed conversion of preferred shares...................................      1,603
Adjustments to reflect requirements of the Securities and Exchange Commission
 (Effect of SAB 83)................................................................        567
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Adjusted shares outstanding........................................................      8,888
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Pro forma net income per common share..............................................  $    0.01
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